Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated and effective as of December 20, 2006, is entered into by and between INTERNET COMMERCE CORPORATION, a Delaware corporation (the “Buyer”), and DISTRESSED/HIGH YIELD TRADING OPPORTUNITIES, LTD., a British Virgin Island limited company (the “Seller”).

WHEREAS, the Seller owns 5,000 shares of Series C Preferred Stock of Internet Commerce Corporation (the “Company”) and 190,556 shares of the Class A Common Stock of the Company; and

WHEREAS, the Buyer desires to purchase from the Seller 2,500 shares of the Series C Preferred Stock of the Company and 95,278 shares of the Class A Common Stock of the Company (together, the “Securities”), and the Seller desires to sell to the Buyer the Securities, on the terms and conditions herein contained.

NOW, THEREFORE, for the good and valuable consideration described herein, the parties agree as follows:

1.             PURCHASE OF SHARES

(a)           On the terms contained in this Agreement, the Buyer does hereby purchase from the Seller, and the Seller does hereby sell to the Buyer, the Securities, for an aggregate purchase price of $1,437,500 (the “Purchase Price”).  On the Closing Date, (i) the Seller shall deliver to the Buyer (or its designee) executed stock powers or other instruments of transfer with respect to all of the Securities that are reasonably necessary to transfer ownership of the Securities to the Buyer, and (ii) the Buyer shall pay the Purchase Price to the Seller by wire transfer of an amount of immediately available funds equal to the Purchase Price to an account designated by the Seller.

(b)           Other than the following representations and warranties, the Buyer is purchasing the securities “as is”:

(i)                                     The Seller is duly organized, validly existing and in good standing under the laws of the British Virgin Island;

(ii)                                  The Seller has made no assignment, transfer, or conveyance to any party of the Securities, in whole or in part;

(iii)                               The Seller is the owner of, and authorized and entitled to sell, the Securities free and clear of any and all liens, claims, security interests or encumbrances of any kind or nature whatsoever;

(iv)                              The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions; and

(v)                                 Neither the execution, delivery or performance of this Agreement nor consummation of the transactions contemplated hereby will violate or contravene any law, rule, regulation, order, agreement or instrument affecting the Seller;

 (c)                                     The Closing Date shall be the date mutually agreeable to the Seller and the Buyer, but in no event later than 3 days after the date of execution of this Agreement by all parties hereto.

2.           MISCELLANEOUS.

(a)           Notice.  Any notice required under this Agreement shall be in writing addressed to the party at the address of record for such party provided in this Agreement or in documents provided herewith. All notices will be deemed to have been given upon personal delivery or upon deposit in the U.S. Mail, postage prepaid, and properly addressed to the party to be notified. Either party may change its address for notice by a notice given to the other party as provided for herein.

(b)           Entire Agreement; No Oral Modification. This Agreement supersedes all previous agreements between the parties, contains the whole of the agreement between the parties, and may not be modified except in writing signed by all parties.

(c)           Governing Law. The substantive and procedural laws of the State of New York without reference to its choice-of-law provisions shall control the interpretation and enforcement of this Agreement, including but not limited to all issues concerning liabilities and damages.

(d)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. This Agreement may also be executed by facsimile signature. This Agreement will be binding and enforceable when executed by all parties.

(e)         Successors and Assignees. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto, and their heirs, legal representatives and assignees.

(f)          Authorization. The parties hereto each represent and warrant that any officers signing this Agreement on behalf of a party have authority to enter into this Agreement on that party’s behalf and to bind that party fully to the agreements, terms and conditions contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:

INTERNET COMMERCE CORPORATION

By:	/s/ Glen Shipley
Name:	Glen Shipley
Title:	CFO

SELLER:

DISTRESSED/HIGH YIELD TRADING OPPORTUNITIES, LTD.

By:	/s/ Scott A. Stagg
Name:	Scott A. Stagg
Title:	Portfolio Manager